Exhibit 11.1
                               Object Design, Inc.
              Statement Regarding Computation of Net Income (Loss)
                     per Common and Common Equivalent Share
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                              Three Months                 Six Months
                                                                 Ended                       Ended
                                                                June 30,                    June 30,
                                                         -------------------           --------------------
                                                         1997           1996           1997        1996
                                                         ----           ----           ----        ----
   Historical - Primary:
            Weighted average issued common
              stock outstanding                           26,720         5,267        26,736       3,077
            Weighted average cheap stock (2)               2,075         7,364         2,216       7,364
            Weighted average common stock equivalents       --            --            --          --
            Less:  assumed purchases of treasury shares     --            --            --          --
                                                         -------      --------       -------    --------
                     Weighted average number of
                       common and common
                       equivalent shares outstanding      28,795        12,631        28,952      10,441
                                                         =======      ========       =======    ========

   Net income                                            $   447      $    283         1,373         428
   Less:  accretion of redeemable convertible
     preferred stock to redemption value                    --            (666)         --          (999)
                                                         -------      --------       -------    --------
   Net income (loss) available to common stockholders    $   447      $   (383)      $ 1,373    $   (571)
                                                         =======      ========       =======    ========
   Net income (loss) per common and
     common equivalent share                             $  0.02      $  (0.03)      $  0.05    $  (0.05)

   Supplementary (1)
            Weighted average issued common
              and preferred stock outstanding (1)         26,720        21,504        26,736      19,325
            Weighted average cheap stock (2)               2,075         7,364         2,216       7,364
            Weighted average common stock
              equivalents                                   --             710          --           710

            Less:  assumed purchases of treasury shares     --            (139)         --          (139)
                                                         -------      --------       -------    --------
                     Weighted average number of
                       common and common
                       equivalent shares outstanding      28,795        29,439        28,952      27,259
                                                         =======      ========       =======    ========
   Net income (loss)                                     $   447      $    283       $ 1,373    $    428
   Net income (loss) per share                           $  0.02      $   0.01       $  0.05    $   0.02
                                                         =======      ========       =======    ========

Notes:
(1) All shares of convertible preferred stock are considered, on a supplementary basis, to be common stock and are included using the if-converted method on the dates of their original issuance.
(2) In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock, common stock equivalents and Series J Preferred Stock within one year prior of the initial filing of the registration statement, at share prices below the assumed initial public offering price of $10.00 per share are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, since the inception of the Company.